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                                EXHIBIT 10(n)


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                       MERCHANTS MUTUAL INSURANCE COMPANY

                          INCENTIVE COMPENSATION PLAN

                                   AS AMENDED

                                JANUARY 24, 1996
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                       MERCHANTS MUTUAL INSURANCE COMPANY
                          INCENTIVE COMPENSATION PLAN



                               TABLE OF CONTENTS
                               -----------------


Section No.              Title                                                                         Page No.
- -----------              -----                                                                         --------

    1                     History                                                                         1

    2                     Purpose                                                                         1

    3                     Participants                                                                    2

    4                     Funds for Incentive Awards                                                      2

    5                     Incentive Awards -- In General                                                  3

    6                     Company and MGI Performance Goals                                               3

    7                     Setting Target Amounts for Awards                                               3

    8                     Individual Goals                                                                4

    9                     Determination of Actual
                          Amounts of Awards                                                               4

   10                     Over-riding Discretion of
                          Board of Directors                                                              5

   11                     Relationship of Target Awards
                          to Company and MGI Performance                                                  6

   12                     Termination of Employment; Less
                          than a Full Year of Participation                                               7

   13                     Payment; Forfeiture                                                             7

   14                     Administration                                                                  8

   15                     No Assignment                                                                   8

   16                     Amendment and Termination                                                       8

   17                     Definitions                                                                     9

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                       MERCHANTS MUTUAL INSURANCE COMPANY
                          INCENTIVE COMPENSATION PLAN
                                   AS AMENDED
                                JANUARY 24, 1996



Section 1.   History
- --------------------

                 Merchants Mutual Insurance Company (the "Company") established the Merchants Mutual Executive Bonus Plan, first effective for its fiscal year ended December 31, 1984. The Company amended the Executive Bonus Plan and renamed it the Merchants Mutual Insurance Company Incentive Compensation Plan (the "Plan"), effective January 1, 1989. The Plan was amended on March 30, 1994 and, as further amended on January 24, 1996, is restated in this document.

Section 2.   Purpose
- --------------------

                 The Company operates and manages its business in conjunction with Merchants Group, Inc. ("MGI") and MGI's wholly-owned subsidiary, Merchants Insurance Company of New Hampshire, Inc. ("MNH"), under a management agreement which was entered into as of September 29, 1986 (the "Management Agreement"). MGI and MNH do not have any significant operating assets and have no employees. Under the Management Agreement, the Company provides MGI and MNH with the facilities, management and personnel required to operate their day-to-day business.

                 The purpose of the Plan is to provide eligible officers of the Company, MGI, or MNH, with cash incentive payments related to their accomplishment of specific goals and to reward those officers on the basis of their performance and contribution to the Company's, MGI's and MNH's profitability.

Section 3.   Participants
- -------------------------

                 The participants in the Plan for any fiscal year of the Company will be those officers of the Company, MGI or MNH who are recommended by the President to the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") and approved by the Board of Directors of the Company (the "Board of Directors").

Section 4.   Funds for Incentive Awards
- ---------------------------------------

                 The amount of funds available for incentive awards with respect to each fiscal year will be determined by the Compensation Committee, subject to approval by the Board of Directors, with the intent being that the total amount of funds available will be allocated between the Company (the "Company's Pool") and MGI ("MGI's Pool") in proportion to the Company's and MNH's direct written premiums for the fiscal year for which awards are to be granted.

                 However, if the Company's Rate of Return on Surplus is less than 8%, then no funds will be available for awards for the year under the Company's Pool, and if MGI's Rate of Return on Equity is less than 8%, then no funds will be available for awards for the year under MGI's Pool.





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                 Any funds paid under the Plan by either the Company, or MGI or
MNH, shall not be deemed a shared expense under the Management Agreement. Any funds available for awards that are not expended will revert to the Company or MGI or MNH, as the case may be.

Section 5.   Incentive Awards -- In General
- -------------------------------------------

                 Whether an award will be made to a participant for a year will depend upon the extent to which the Company and MGI meet their performance goals for the year, the extent to which the participant meets his or her individual goals for the year, and the discretion of the President and the Compensation Committee, subject to approval by the Board of Directors.

Section 6.   Company and MGI Performance Goals
- ----------------------------------------------

                 At the beginning of each fiscal year, the President, with the approval of the Compensation Committee and the Board of Directors, shall establish the Company's and MGI's performance goals for the purposes of the Plan for the year. One factor to be taken into account in the determination of whether awards shall be made under this Plan for a given year is the extent to which the Company and MGI have met their respective performance goals for the year.

Section 7.   Setting Target Amounts for Awards
- ----------------------------------------------

                 At the beginning of each fiscal year, the President, with the approval of the Compensation Committee, shall set a





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target amount for an incentive award for each participant for the year.  Target awards expressed as a percentage of compensation will generally vary in accordance with participants' levels of responsibility. There may be a range of target awards set for each participant.

Section 8.   Individual Goals
- -----------------------------

                 At the beginning of each fiscal year, the President, in consultation with each individual participant and with the approval of the Compensation Committee, shall establish individual goals for the participant related to the participant's position as an officer of the Company, MGI or MNH. Each goal shall be assigned a relative value. At the end of the year, the President shall evaluate the participant's performance and achievement for the year and determine, in his discretion, the extent to which the participant has met each of his or her individual goals. The Compensation Committee shall make this evaluation and determination with respect to the President.

Section 9.   Determination of Actual Amounts of Awards
- ------------------------------------------------------

                 The Compensation Committee shall determine the actual amount, if any, of a participant's award for the year, subject to approval by the Board of Directors. As a preliminary step in the determination of the amount of awards, the President or, in the case of the President's award, the Compensation Committee shall determine what amount would be awarded if the target amount of a participant's incentive award for the year were to be awarded in





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proportion to the participant's achievement of his or her individual goals for the year, taking into account the relative values assigned to such goals in accordance with Section 8. The President will recommend to the Compensation Committee what amount, if any, of the target award shall be awarded, and the Compensation Committee, subject to approval by the Board of Directors, shall determine the amount of the award, taking into account the President's recommendation and evaluation of each participant.

                 If the total amount of awards that would otherwise be made with respect to a year is limited by the size of the award fund for the year (see Section 4), the award fund for that year may be increased with the approval of the Board of Directors or awards shall be reduced accordingly by the Compensation Committee in consultation with the President.

Section 10.  Over-riding Discretion of Board of Directors
- ---------------------------------------------------------

                 Notwithstanding any other provision of this Plan, the Board of Directors in its sole discretion may determine what transactions should be included in the definitions of Rate of Return on Equity and Rate of Return on Surplus, vary the amount of an award that would otherwise be made under this Plan for a year and determine that any or all of the awards that would otherwise be made under this Plan should be reduced or eliminated. However, once the amount of an award is determined and communicated to participants under this Plan, it may not be reduced or eliminated.





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Section 11.  Relationship of Target Awards to Company and MGI
- -------------------------------------------------------------
                 Performance
                 -----------

                 Each participant will have a range of target awards related to the Company's Rate of Return on Surplus and MGI's Rate of Return on Equity. In accordance with Section 4, there will be no incentive awards under the Company's Pool if the Company's Rate of Return on Surplus is less than 8% for the year nor will there be incentive awards under MGI's Pool if MGI's Rate of Return on Equity is less than 8% for the year.

                 The following table sets forth participants' target awards (expressed as percentages of participants' base annual compensation at December 31st of the year for which the awards are made):

                                                                        Maximum Awards as Percentage
                                                                       of Base Annual Compensation(a)
                                                                       ------------------------------
The Company's Rate                         At least .......            8%         10%          15%     20%
of Return on its
Surplus or MGI's
Rate of Return
on Equity                                  but less than ...          10%         15%          20%     ---
- ------------------                         -------------              ---         ---          ---     ---

President and
Chief Executive Officer                                               15%         25%          40%     50%

Senior Officers
and Vice Presidents                                                   12%         20%          33%     40%

Other Officers                                                         9%         15%          25%     30%

==========================================

[FN]
              (a) A participant's total base annual compensation for the year ended December 31 of the year for which the awards are made shall be allocated between the Company and MNH based on each company's percentage of the combined total direct premiums for that year written by the companies, as computed pursuant to the Management Agreement. For example, if a participant such as the President had total base annual compensation of $100,000, and if the Company wrote 35% and MNH wrote 65%, respectively, of the combined total direct premiums written by the Company and MNH, and if the Company's Rate of Return on its Surplus was 8% and MGI's Rate of Return on Equity was 10% the participant would be eligible for a maximum target award of $5,250 from the Company (base annual salary attributable to the Company of $35,000 x 15% maximum award % = $5,250) and a maximum target award of $16,250 from MGI (base annual salary attributable to MGI of $65,000 x 25% maximum award % = $16,250).





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Section 12.  Termination of Employment; Less than a Full Year of
- ----------------------------------------------------------------
             Participation
             -------------

       Participants who resign or are discharged during the fiscal year or after the end of the year and before awards are made by the Company are not eligible for awards with respect to such year, except for participants who resign for reasons beyond their control, such as ill health, as determined by the Compensation Committee. However, participants who retire (within the meaning of the Merchants Mutual Capital Accumulation Plan) or die during the fiscal year or after the end of the year and before awards are made may be eligible for an award, as recommended by the President and determined by the Compensation Committee, subject to the approval of the Board of Directors.

       Individuals who become participants during a fiscal year may be eligible for an award, as recommended by the President and determined by the Compensation Committee, subject to approval by the Board of Directors.

Section 13.  Payment; Forfeiture
- --------------------------------

       Subject to the further provisions of this Section 13 and to approval by the Board of Directors, payment of awards will be made in cash or its equivalent as soon as practicable after the determination of the amount of all awards for the previous year. Participants may elect to defer payment of awards in accordance with the terms of the Merchants Mutual Executive Deferral Plan.





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                 Awards payable after a participant's death will be paid to the participant's estate unless they are subject to a deferral election, in which event the deferral agreement will govern the payment of amounts payable after the participant's death.

                 Amounts will be withheld from award payments in accordance with federal and state withholding requirements.

Section 14.  Administration
- ---------------------------

                 The Compensation Committee will administer the Plan, subject to approval by the Board of Directors. Any determination of the Compensation Committee or the Board of Directors with respect to participation, the amount of awards, the payment of awards, or any matter involving the interpretation of the Plan shall be conclusive and binding on all participants.

Section 15.  No Assignment
- --------------------------

                 A participant may not assign any right to an award or payment under this Plan, and awards and payments shall not be subject to alienation whether by garnishment, lien, or otherwise, except as required by law.

Section 16.  Amendment and Termination
- --------------------------------------

                 The Board of Directors of the Company may amend or terminate this Plan at any time by resolution, provided, however, that no amendment or termination of the Plan shall adversely effect any award previously granted to a participant.





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Section 17.  Definitions
- ------------------------

                 For the purposes of this Plan:

                 1. "Rate of Return on Equity" means, with respect to any fiscal year of MGI, the percentage equivalent of the result obtained upon the application of the following formula, where "x" equals MGI's total shareholders' equity as of the last day of the given year, "y" equals MGI's total shareholders' equity as of the last day of the year preceding the given year and "z" equals dividends declared to MGI's stockholders during the given year, each as reported in MGI's consolidated financial statements prepared in accordance with generally accepted accounting principles:


                                                    x - y + z
                                                    ---------
                       Rate of Return on Equity  =      y


                 2. "Rate of Return on Surplus" means, with respect to any fiscal year of the Company, the percentage equivalent of the result obtained upon the application of the following formula, where "x" equals the Company's total policyholders' surplus as of the last day of the given year, and "y" equals the Company's total policyholders' surplus as of the last day of the year preceding the given year, each as reported in the Company's financial statements prepared in accordance with generally accepted accounting principles:


                                                       x - y
                                                       -----
                      Rate of Return on Surplus =        y





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                 3.       A masculine pronoun wherever used in this Plan shall
include the feminine, and the singular shall include the plural, and vice versa, wherever the context requires.

                 This document has been executed on the 24th day of January, 1996, pursuant to the authorization of the Board of Directors of the Company.


                                           MERCHANTS MUTUAL INSURANCE COMPANY




                                           By
                                            _________________________________
                                               Robert M. Zak, President





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